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                                                                     Exhibit 2.7

                               AMENDMENT NO. 1 OF
                            STOCK PURCHASE AGREEMENT

          THIS AMENDMENT NO.1 OF STOCK PURCHASE AGREEMENT (the "Amendment") is entered into as of June __, 1999, by and between Hall, Kinion & Associates, Inc., a Delaware corporation (the "Purchaser"), TKO Personnel, Inc., a California corporation (the "Company") and Mr. Kenneth D. Reed and Kenneth D. Reed, as Trustee of the Reed Family Trust under trust agreement dated November 4, 1988 (collectively, the "Shareholder"). Capitalized terms not otherwise defined in this Amendment have the meaning given them in that certain Stock Purchase Agreement by and between the Purchaser, the Company and the Shareholder dated as of August 4, 1998 (the "Agreement").

                                    RECITALS

          A. Pursuant to Section 10.1 of the Agreement, the Agreement may only be amended by an instrument in writing signed on behalf of each of the parties to the Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Purchaser, Company and the Shareholder, on behalf of themselves and each future holder of the Shares (as such term is defined in the Agreement), hereby agree as follows:

          1.  Pursuant to Section 10.1 of the Agreement, Section 1.3(f) through
Section 1.3(k) of the Agreement shall be amended and restated in their entirety to read as follows:

     (f) `First Period Achieved Revenue' shall mean the Accrued Revenue for the six (6) month period ending on July 31, 1999.

     (g) `Second Period Achieved Revenue' shall mean the Accrued Revenue for the six (6) month period ending on January 31, 2000.

     (h) `Third Period Achieved Revenue' shall mean the Accrued Revenue for the six (6) month period ending on July 31, 2000.

     (i) `Fourth Period Achieved Revenue' shall mean the Accrued Revenue for the six (6) month period ending on January 31, 2001.

     (j) `Fifth Period Achieved Revenue' shall mean the Accrued Revenue for the six (6) month period ending on July 31, 2001.

     (k) `Sixth Period Achieved Revenue' shall mean the Accrued Revenue for the six (6) month period ending on January 31, 2002."
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          2.  This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to its choice of law principles).

          3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4. This Amendment when executed by the Purchaser, the Company and the Shareholder as of the date hereof shall have been effected in accordance with
Section 10.1 of the Agreement and accordingly shall be binding upon each holder of any securities purchased under the Agreement as of the date of this Amendment (including securities into which such securities are convertible), each future holder of all such securities and the Company.

          5. The Agreement and this Amendment and the documents referred to therein and herein constitute the entire agreement between the parties hereto pertaining to the subject matter thereof and hereof.
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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment
No. 1 of Stock Purchase Agreement as of the day and year first above written.

                              PURCHASER:


                              HALL, KINION & ASSOCIATES, INC.

                              By:_____________________________________
                                  Paul H. Bartlett
                                  President

                              THE COMPANY:



                              TKO PERSONNEL, INC.

                              By:_____________________________________
                                  Mr. Kenneth Reed
                                  President

                              SHAREHOLDER:


                              KENNETH D. REED, as Trustee of the Reed Family Trust uta dated 11/4/88

                              By:_____________________________________
                                  Kenneth D. Reed, Trustee

                              KENNETH D. REED

                              ________________________________________



               SIGNATURE PAGE TO HALL, KINION % ASSOCIATES, INC.
                  AMENDMENT NO. 1 OF STOCK PURCHASE AGREEMENT